Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (No. 333-137651) of Thomson Reuters PLC of our report dated March 6, 2008, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of The Thomson Corporation, renamed Thomson Reuters Corporation effective April 17, 2008, which appears in Thomson Reuters PLC’s Annual Report on Form 20-F for the year ended December 31, 2007.
/s/   PricewaterhouseCoopers LLP
Chartered Accountants, Licensed Public Accountants
Toronto, Canada
April 17, 2008